Exhibit 3.31a

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 12/23/2011
FILED 03:27 PM 12/23/2011
SRV 111335212 - 5086219 FILE

CERTIFICATE OF FORMATION

OF

SOLAR FLAGSTAFF ONE LLC

This Certificate of Formation of Solar Flagstaff One LLC (the “LLC”), dated as of December 21, 2011, is being duly executed and filed by Andrew B. Spence as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 De1.C. §18-101, et seq.).

FIRST.                                                         The name of the limited liability company formed hereby is Solar Flagstaff One LLC.

SECOND.                                          The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

THIRD.                                                    The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

FOURTH.                                         Ameresco, Inc., a Delaware corporation (“Member”), is the sole member of the LLC.

FIFTH.                                                        The LLC is member-managed and has no managers.  The Member acting alone, and without the consent of any other person, is authorized to manage and control the business and affairs of the LLC and to take any and all action in the name and on behalf of the LLC.  Without limiting the foregoing, Member as the sole member of the LLC may delegate such of its rights and powers to manage and control the business and affairs of the LLC to such officers with such titles, duties and responsibilities as Member shall from time to time determine to be necessary or advisable.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Andrew B. Spence
Andrew B. Spence
Authorized Person